QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

OSG AMERICA L.P.
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of OSG America LLC (the "Company"), the general partner of OSG America L.P. (the "Partnership"), hereby certifies, to the best of his knowledge and belief, that the Form 10-K of the Partnership for the annual period ended December 31, 2008 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership. This certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Date: March 6, 2009	/s/ MYLES R. ITKIN
Myles R. Itkin Chief Executive Officer
Date: March 6, 2009	/s/ HENRY P. FLINTER
Henry P. Flinter Chief Financial Officer

QuickLinks

  Exhibit 32
OSG AMERICA L.P. CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002